Exhibit 99.1

GameSquare Issues Shareholder Letter Highlighting Strong Second Quarter and Year-to-Date Momentum

Company expects second quarter 2026 revenue to increase over 137% to at least $18.5 million

Second quarter 2026 revenue expected to be up over 27% from first quarter 2026 revenue and up more than 17% from first quarter 2026 proforma revenue

Momentum reflects strong demand from brands, publishers and creators across GameSquare’s end-to-end platform

FRISCO, TX, June 4, 2026 — GameSquare Holdings, Inc. (NASDAQ: GAME) (“GameSquare” or the “Company”) today issued the following shareholder letter from Chief Executive Officer Justin Kenna.

Dear Fellow Shareholders

GameSquare is entering an important moment for the Company. Over the past several years, we have transformed the Company into a differentiated media, technology and entertainment platform at the heart of the creator economy and built specifically for the next generation of brand engagement. We have streamlined our portfolio, completed strategic acquisitions, expanded our capabilities, deepened our relationships with major brands and creators, and positioned GameSquare to participate in some of the most attractive growth areas across the creator economy, gaming, esports, youth culture and digital media.

We believe the progress we are seeing in 2026 demonstrates that this strategy is working. Our sales pipeline is strengthening, our client relationships are expanding, our platform is becoming more valuable to brands and creators, and our recent acquisitions are beginning to contribute meaningfully to our growth profile. While our share price has not yet reflected the value we believe we are building, we are focused on execution, profitability and long-term shareholder value creation.

With our annual meeting approaching and the second quarter nearing completion, we wanted to provide shareholders with an update on the momentum we are seeing in the business and why we remain confident in our ability to achieve our 2026 guidance.

2026 Second Quarter Update

While our second quarter does not close until June 30, 2026, we are able to share some early observations about the growing trajectory of our business. For the second quarter of 2026 our revenue pipeline and closed deals are tracking meaningfully ahead of analyst estimates. Based on our current expectations, we believe revenue for the second quarter of 2026 will increase over 137% to at least $18.5 million.

This expected growth reflects strength across multiple areas of our business, including expanded brand programs, continued demand from game publishers, higher levels of creator-led campaign activity and contributions from recent acquisitions. We are also seeing larger average deal size, increased repeat engagement from clients and growing demand for integrated solutions that combine data, creators, content, media, experiential activations and performance analytics.

On a year-to-date basis, 2026 first half proforma revenue, including a full first quarter contribution of the February 20, 2026, TubeBuddy acquisition, is expected to be over $34.3 million. This represents an expected year-over-year increase in proforma revenue of at least 125%.

Historically, approximately 60% of our revenue has occurred in the second half of the year. Based on our first half performance, current pipeline, client activity and visibility into upcoming programs, we remain confident in our full-year 2026 guidance of pro forma revenue of $85 million to $90 million, gross margin of 35% to 40%, and adjusted EBITDA of more than $5 million.

Growing Market Interest in GameSquare’s Ecosystem

Our confidence is supported by the growing relevance of GameSquare’s platform. Brands are looking for better ways to reach younger, digitally native and increasingly hard-to-reach audiences. Game publishers are seeking partners that can help them create culturally relevant campaigns, launch titles, activate communities and measure performance. Creators are looking for infrastructure, data, brand relationships and monetization opportunities that allow them to scale beyond content alone.

GameSquare sits at the intersection of these trends. Our platform is designed to help brands, publishers and creators move through a connected ecosystem. We use data to identify opportunities, match brands with the right audiences and creators, activate campaigns, measure performance, and create new monetization opportunities. As more clients and creators engage with our platform, we believe the flywheel effect across the business becomes stronger

We are seeing strong momentum in our creator deployment business, primarily due to the September 2025 acquisition of Click Media. This business is helping major game publishers reach audiences at scale by combining creator relationships, campaign execution and GameSquare’s growing data capabilities. In the first half of 2026, we expect creator deployment to contribute approximately $5 million of revenue, compared to revenue of approximately $5.4 million in all of 2025. We are investing to expand the team, broaden into lifestyle categories and expect to build this into a $20 million-plus annual revenue vertical over time. We believe this is a clear example of how GameSquare can use its data-driven platform to help publishers and brands identify the right creators, activate audiences more efficiently and drive measurable outcomes.

A related example is our work with The Boys, a leading creator collective that has expanded under GameSquare’s management into a broader consumer brand. Hungryboy Hot Sauce, initially launched in November 2025 in H-E-B grocery stores, has since expanded into Spencer’s and nearly 300 World Market stores. This success demonstrates our ability to help creators extend their influence beyond content into consumer products, retail distribution and additional monetization channels.

GameSquare’s platform is also attracting more and more brand partners. Programs such as Into the Zone for Epic Games and the Roblox Creator Showdown demonstrate our ability to develop original repeatable formats that can be monetized across multiple aspects of the GameSquare ecosystem. These properties bring together creators, publishers, brands, content media, live experiences, sponsorships, production and community engagement in a way that creates multiple high-value revenue opportunities across our platform. Importantly, these programs are a strong proof of our land and expand strategy. Across Into the Zone and Roblox Creator Showdown, we have developed multiple pieces of IP with our clients, supporting approximately 10 events globally in 2026 and generating approximately $5.5 million of revenue to date. We have already locked in events in the U.S., Germany and London with an event in Brazil coming, highlighting both the global production capabilities we have built and the opportunity to expand successful programs into additional markets, formats and commercial relationships over time.

GSX Demand

Another example of our platform momentum is GameSquare Experiences, or GSX. GSX has become an important growth driver for GameSquare by connecting creators, content, data and live experiences into integrated campaigns for brands and video game publishers. In the first quarter of 2026, GSX generated more than $10 million in new bookings, a record for the division, driven by demand from leading video game publishers and global brands looking to connect with Gen Z and digital-first audiences.

Since its establishment in the first quarter of 2024, GSX has scaled rapidly, increasing its recurring client base by more than 3x and growing revenue by approximately 14x. The division currently serves two of the largest video game publishers in the world, which we believe underscores its growing relevance within the global gaming ecosystem.

GSX is also a strong example of how GameSquare bridges digital and physical engagement. The division develops campaigns that combine creator-led content, media strategy, consumer products, live events, hybrid experiences and large-scale experiential activations. By leveraging GameSquare’s proprietary data and analytics capabilities, including Stream Hatchet, GSX is able to help clients identify audiences, activate creators and measure performance in ways that are both creative and data-driven.

We believe GSX’s growth reflects a broader shift in marketing budgets toward experiential, creator-led and performance-oriented campaigns. As brands seek authentic ways to reach next-generation audiences, GSX demonstrates the value of GameSquare’s end-to-end platform and reinforces our confidence in the Company’s long-term growth opportunity.

International Expansion

Approximately 25% of our current revenue has come from outside the U.S. market, but we believe international expansion represents a meaningful growth opportunity. Over the near term, we are focused on select opportunities in Europe, the Middle East and Asia, where gaming, esports, creator-led marketing and youth culture are becoming increasingly important to major brands and publishers.

We are also producing multiple activations globally that coincide with some of the year’s biggest cultural events. In addition, GameSquare will once again be well represented at the 2026 Esports World Cup, which will take place from July to August in Paris, France and will feature a record-breaking $75 million prize pool. Our international strategy is disciplined. We are focused on markets where we believe GameSquare’s existing capabilities, brand relationships, data infrastructure and creator network can be extended efficiently and profitably.

Launching New AI-Enabled Tools

Innovation remains an important component of GameSquare’s DNA. Later this year, we expect to formally launch new AI-enabled tools designed to increase engagement, improve campaign execution and further differentiate GameSquare’s platform. Within Stream Hatchet, we have developed Creative Communities, a new solution that supports the creator marketing workflow from creator discovery and onboarding to activation, reporting and performance measurement.

As creator marketing becomes more data-driven and performance-oriented, brands and agencies are looking for platforms that can help them identify the right creators, execute campaigns more efficiently and provide clear analytics in a single workflow. We believe Creative Communities represents the next step in Stream Hatchet’s evolution from a data analytics platform into a broader creator marketing and performance platform. Data will be an increasingly important part of our strategy. We believe the combination of proprietary insights, creator relationships, brand demand and AI-enabled workflow tools can help GameSquare build a more scalable, higher-value platform over time.

Importance of Shareholder Vote

We understand that over the past several years, there have been a lot of changes to our model as we have optimized our business. However, we believe our second quarter and year-to-date financial performance demonstrate that our transformation is real and is gaining momentum.

In October 2025, we published a shareholder letter stating that every structural upgrade, every acquisition, every divestiture is calibrated to create real shareholder value. But the continued success of our long-term strategic plan is contingent on governance that is modern, agile, and ready to guide a company. This remains true and we need shareholder support to continue to drive our business forward.

By voting FOR our proposed resolutions, you are endorsing a bold future:

●	You enable a streamlined corporate structure capable of faster decision-making.
●	You validate the leadership team’s vision.
●	You ensure we have the flexibility to pursue capital raises, strategic partnerships, and growth initiatives without encumbrance.

I understand that in periods of change, skepticism is natural. But I ask you to trust in what we are building, especially as momentum in our financial results grows.

Looking Forward

We are confident that GameSquare is at an important inflection point. Major brands are allocating more resources to creator-driven campaigns, gaming, esports and digital communities. Creators are becoming increasingly important media businesses. Game publishers are looking for partners that can drive awareness, engagement and measurable outcomes. At the same time, data, AI and performance analytics are becoming more important to how campaigns are planned, executed and measured.

GameSquare is positioned at the intersection of these trends. We are building a profitable, scalable platform in a large and growing market. We have a committed team, strong client relationships, an expanding set of capabilities and growing confidence in our ability to deliver on our 2026 objectives. We look forward to reporting our full second quarter results in mid-August, at which point we will be able to speak more completely about the quarter and provide updated guidance for the remainder of the year.

Thank you for your trust, your vote, and your belief in what we can achieve together.

Sincerely,

Justin Kenna

Chief Executive Officer

GameSquare Holdings, Inc.

About GameSquare Holdings, Inc.

GameSquare (NASDAQ: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Statements:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future repurchases of its common stock, future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to support its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

GameSquare Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com